Calculation of Filing Fee Tables
F-10
SILVERCORP METALS INC
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common shares, without par value	457(o)
		Equity	Preferred shares, without par value	457(o)
		Debt	Debt securities	457(o)
		Other	Subscription receipts	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 400,000,000.00	0.0001531	$ 61,240.00
Fees Previously Paid
			Total Offering Amounts:				$ 400,000,000.00		$ 61,240.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 21,820.00
			Net Fee Due:						$ 39,420.00
Offering Note
[1]	There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, and warrants of Silvercorp Metals Inc. (the "Registrant"), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed $400,000,000 (or its equivalent in any other currency used to denominate the securities). The maximum aggregate offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the U.S. Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, and warrants as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. The Registrant previously paid $21,820 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-249939) filed on November 6, 2020 (the "2020 Registration Statement"), pertaining to the registration of $200,000,000 of securities of the Registrant, of which $21,820 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $61,240 , taking into consideration the available offset of $21,820 from the 2020 Registration Statement, the Registrant has accordingly transmitted $39,420 otherwise due for this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Silvercorp Metals Inc.	F-10	333-249939	11/06/2020		$ 21,820.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 200,000,000.00
Fee Offset Sources	2	Silvercorp Metals Inc.	F-10	333-249939		11/06/2020						$ 21,820.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has terminated or completed any offerings that included the unsold securities under the 2020 Registration Statement. As the total filing fee required for this registration statement is $61,240, taking into consideration the available offset of $21,820 from the 2020 Registration Statement, the Registrant has accordingly transmitted $39,420 otherwise due for this Registration Statement.

Offset Note
[2]	The Registrant previously paid $21,820 in registration fees with respect to the 2020 Registration Statement, of which $21,820 remained unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A